EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Zoom Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-42834, No. 33-90930, No. 333-60565, No. 333-75575, No. 33-90191, No. 333-47888, No. 333-97573, No. 333-107923 and No. 333-126612) on Form S-8 of Zoom Technologies, Inc. of our reports dated March 31, 2006, with respect to the consolidated balance sheet of Zoom Technologies, Inc. and subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive (loss) income, and cash flows for each of the years in the two-year period ended December 31, 2005, and the related consolidated financial statement schedule, which reports appear in the December 31, 2006 Annual Report on Form 10-K of Zoom Technologies, Inc.

/s/ KPMG LLP

Boston, Massachusetts March 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders
Zoom Technologies, Inc.:

Under date of March 31, 2006, we reported on the consolidated balance sheet of Zoom Technologies, Inc. and subsidiary as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2006, which are included in the December 31, 2006 Annual Report on Form 10-K of Zoom Technologies, Inc. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the two-year period ended December 31, 2005 also included in the Form 10-K of Zoom Technologies, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Boston, Massachusetts March 31, 2006